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                                                                                           Exhibit 11.1
                                                   Micro Linear Corporation
                                        Statement Re Computation of Earnings Per Share
                                                         (Unaudited)
                                            (In thousands, except per share data)

                                                  Three Months Ended March 31,
                          -----------------------------------------------------------------------------
                                          1998                                   1997
                          -------------------------------------  --------------------------------------
                                                        Per-                                    Per-
                             Income        Shares     Share         Income         Shares     Share
                          (Numerator)  (Denominator)   Amount     (Numerator)  (Denominator)   Amount
   Basic Income Per
   Share:
   Net income available
     to common
     stockholders             $570         11,650       $0.05       $2,204         11,995      $0.18

   Effect of dilutive
   securities:
     Stock options                            574                                   1,303

   Diluted Income Per
   Share:
   Net income available
     to common
     stockholders assuming
     dilution                 $570         12,224       $0.05       $2,204         13,298      $0.17
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